Exhibit 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
     ALLTEL Corporation:

We consent to the incorporation by reference in the registration statements of ALLTEL Corporation on Forms S-8 (File Nos. 2-99523, 33-35343, 33-48476, 33-54175, 33-56291 and 33-65199) of our report dated February 13, 1998, on our audits of the financial statements of the New York SMSA Limited Partnership (the "Partnership") as of and for the years ended December 31, 1997 and 1996, which report is included in 360 Communications Company's Annual Report on Form 10-K.

                                                 /s/PricewaterhouseCoopers LLP

New York, New York
September 2, 1998

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